EXHIBIT 99.1

Press Release

For Immediate Release

Las Vegas Sands Reports
Fourth Quarter 2021 Results

–Pandemic-Related Travel Restrictions and Reduced Visitation Continue to Impact Financial Results
–Continuing to Generate Positive Adjusted Property EBITDA in Macao and Singapore
–Investment and Capital Expenditure Programs to Enhance and Expand our Integrated Resort Offerings in Macao and Singapore Continue
–Safety and Security of Team Members and Guests and Support for Local Communities in Macao, Singapore and Las Vegas Remain Central to our Efforts

LAS VEGAS, NV, January 26, 2022 - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended December 31, 2021.

“We remain confident in the eventual recovery in travel and tourism spending across our markets and enthusiastic about the opportunity to welcome more guests back to our properties in 2022 and the years ahead,” said Robert G. Goldstein, chairman and chief executive officer. “While pandemic-related travel restrictions continue to impact our current financial performance, we again generated positive EBITDA in each of our markets. We remain deeply committed to supporting our team members and to helping those in need in each of our local communities as they recover from the impact of the pandemic.”

“Our ongoing investments in our team members, our communities and our market-leading Integrated Resort offerings position us exceedingly well to deliver growth as travel restrictions eventually subside and the recovery comes to fruition. We are fortunate that our financial strength supports our investment and capital expenditure programs in both Macao and Singapore, as well as our pursuit of growth opportunities in new markets.”

Net revenue was $1.01 billion, a decrease of 0.7% from the prior year quarter. Operating loss was $138 million, compared to operating loss of $119 million in the prior year quarter. Net loss in the fourth quarter of 2021 was $315 million, compared to net loss of $303 million in the fourth quarter of 2020. Consolidated adjusted property EBITDA was $251 million, compared to $191 million in the prior year quarter.

Full year 2021 operating loss was $689 million, compared to operating loss of $1.39 billion in 2020. Net loss attributable to Las Vegas Sands was $961 million, or $1.26 per diluted share, in 2021, compared to net loss of $1.69 billion, or $2.21 per diluted share, in 2020.

In March 2021, LVS entered into definitive agreements to sell its Las Vegas real property and operations for an aggregate purchase price of approximately $6.25 billion and anticipates the transaction to close in the first quarter of 2022. The financial position, results of operations and cash flows of the Las Vegas Operating Properties have been presented as a discontinued operation held for sale.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL decreased 4.3%, compared to the fourth quarter of 2020, to $643 million. Net loss for SCL was $245 million, compared to $246 million in the fourth quarter of 2020.

On a GAAP basis, full year 2021 total net revenues for SCL increased 70.4%, compared to the full year 2020, to $2.87 billion. Net loss for SCL was $1.05 billion in 2021, compared to $1.52 billion in 2020.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $152 million for the fourth quarter of 2021, compared to $147 million in the prior year quarter. Our weighted average debt balance increased compared to the prior year quarter due to borrowings under the SCL Credit Facility during 2021, while our weighted average borrowing cost in the fourth quarter of 2021 was 4.2%, compared to 4.3% during the fourth quarter of 2020.

Our income tax expense for the fourth quarter of 2021 was $14 million, compared to $28 million in the prior year quarter. The income tax expense for the fourth quarter of 2021 was driven by a non-cash expense of $12 million related to an increase in the valuation allowance related to our U.S. foreign tax credits and a 17% statutory rate on our Singapore operations.

Balance Sheet Items
Unrestricted cash balances as of December 31, 2021 were $1.85 billion.

The company has access to $3.68 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit.

As of December 31, 2021, total debt outstanding, excluding finance leases and financed purchases, was $14.77 billion.

Capital Expenditures
Capital expenditures during the fourth quarter totaled $188 million, including construction, development and maintenance activities of $140 million in Macao, $46 million at Marina Bay Sands and $2 million in Corporate and Other.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, January 26, 2022 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Las Vegas Sands Corp. (NYSE: LVS)
Las Vegas Sands is the world’s preeminent developer and operator of world-class Integrated Resorts. We deliver unrivaled economic benefits to the communities in which we operate.

Sands created the meetings, incentives, convention and exhibition (MICE)-based Integrated Resort. Our industry-leading Integrated Resorts provide substantial contributions to our host communities including growth in leisure and business tourism, sustained job creation and ongoing financial opportunities for local small and medium-sized businesses.

Our properties include The Venetian Resort and Sands Expo in Las Vegas, and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., we have developed the largest portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, The Londoner Macao and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

Sands is dedicated to being a good corporate citizen, anchored by the core tenets of serving people, planet and communities. We deliver a great working environment for our team members worldwide, drive social impact through the Sands Cares community engagement and charitable giving program and lead in environmental performance through the award-winning Sands ECO360 global sustainability program. To learn more, please visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments and other third parties, including government-mandated property closures, vaccine mandates, regular testing requirements, other increased operational regulatory requirements or travel restrictions, on our business, results of operations, cash flows, liquidity and development prospects; risks relating to our gaming licenses and subconcession, including the renewal or extension of the subconcession in Macao that expires on June 26, 2022 and proposed amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, execute our previously announced capital expenditure programs in both Macao and Singapore, and produce future returns; new development, construction and ventures; government regulation; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; benchmark interest rate transitions for some of our debt instruments; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; our relationship with gaming promoters; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the satisfaction of the conditions precedent to the consummation of the proposed sale of our Las Vegas real property and operations, including the Venetian Resort Las Vegas and the Sands Expo and Convention Center (the “Proposed Transaction”), including the receipt of regulatory approvals; legal proceedings, judgments or settlements that may be instituted in connection with the Proposed Transaction, including those against us, our board of directors and executive officers and others; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Contacts:

Investment Community:
Daniel Briggs
(702) 414-1221

Media:
Ron Reese
(702) 414-3607

Las Vegas Sands Corp.
Fourth Quarter 2021 Results
Non-GAAP Measures

Within the company’s fourth quarter and full year 2021 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income/loss,” “adjusted earnings/loss per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income/loss,” and “hold-normalized adjusted earnings/loss per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income/loss, which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt, other income or expense and income (loss) from discontinued operations, net of income tax. Adjusted net income/loss and adjusted earnings/loss per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income/loss from continuing operations before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income/loss from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.30% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.15% to 3.45% for our Macao and Singapore properties and applying a win percentage of 22.0% for Baccarat and 20.0% for non-Baccarat games to the respective table games drops for the quarter if the actual win percentages are outside the expected ranges of 18.0% to 26.0% for Baccarat and 16.0% to 24.0% for non-Baccarat at our Las Vegas properties. We do not present adjustments for Non-Rolling Chip drop for our table games play at our Macao and Singapore properties, nor for slots at any of our properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income/loss and hold-normalized adjusted earnings/loss per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income/loss and adjusted earnings/loss per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
Casino	$651	$689	$2,892	$2,041
Rooms	104	99	415	280
Food and beverage	51	55	199	156
Mall	180	153	649	381
Convention, retail and other	22	19	79	82
Net revenues	1,008	1,015	4,234	2,940
Operating expenses:
Resort operations	761	829	3,460	3,003
Corporate	42	23	211	168
Pre-opening	4	5	19	19
Development	50	—	109	18
Depreciation and amortization	266	252	1,041	997
Amortization of leasehold interests in land	14	14	56	55
Loss on disposal or impairment of assets	9	11	27	73
	1,146	1,134	4,923	4,333
Operating loss	(138)	(119)	(689)	(1,393)
Other income (expense):
Interest income	1	1	4	21
Interest expense, net of amounts capitalized	(152)	(147)	(621)	(523)
Other income (expense)	(12)	(10)	(31)	19
Loss on modification or early retirement of debt	—	—	(137)	—
Loss from continuing operations before income taxes	(301)	(275)	(1,474)	(1,876)
Income tax (expense) benefit	(14)	(28)	5	(24)
Net loss from continuing operations	(315)	(303)	(1,469)	(1,900)
Income (loss) from discontinued operations, net of income taxes	118	(73)	193	(243)
Net loss	(197)	(376)	(1,276)	(2,143)
Net loss attributable to noncontrolling interests	74	77	315	458
Net loss attributable to Las Vegas Sands Corp.	$(123)	$(299)	$(961)	$(1,685)

Earnings (loss) per share - basic:
Net loss from continuing operations	$(0.32)	$(0.30)	$(1.51)	$(1.89)
Net income (loss) from discontinued operations, net of income taxes	0.15	(0.10)	0.25	(0.32)
Net loss per common share	$(0.17)	$(0.40)	$(1.26)	$(2.21)

Earnings (loss) per share - diluted:
Net loss from continuing operations	$(0.32)	$(0.30)	$(1.51)	$(1.89)
Net income (loss) from discontinued operations, net of income taxes	0.15	(0.10)	0.25	(0.32)
Net loss per common share	$(0.17)	$(0.40)	$(1.26)	$(2.21)

Weighted average shares outstanding:
Basic	764	764	764	764
Diluted	764	764	764	764

Dividends declared per common share	$—	$—	$—	$0.79

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net Revenues
The Venetian Macao	$272	$327	$1,256	$738
The Londoner Macao	139	95	588	297
The Parisian Macao	67	101	357	259
The Plaza Macao and Four Seasons Macao	140	114	546	265
Sands Macao	25	32	122	120
Ferry Operations and Other	6	6	28	28
Macao Operations	649	675	2,897	1,707

Marina Bay Sands	368	345	1,370	1,261
Intersegment Royalties(1)	17	20	83	66
Intersegment Eliminations(2)	(26)	(25)	(116)	(94)
	$1,008	$1,015	$4,234	$2,940

Adjusted Property EBITDA
The Venetian Macao	$67	$73	$297	$(53)
The Londoner Macao	(23)	(34)	(84)	(184)
The Parisian Macao	(14)	(7)	(17)	(131)
The Plaza Macao and Four Seasons Macao	63	38	219	33
Sands Macao	(17)	(18)	(69)	(76)
Ferry Operations and Other	(2)	(5)	(8)	(20)
Macao Operations	74	47	338	(431)

Marina Bay Sands	177	144	448	383
	$251	$191	$786	$(48)

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	24.6%	22.3%	23.6%
The Londoner Macao
The Parisian Macao
The Plaza Macao and Four Seasons Macao	45.0%	33.3%	40.1%	12.5%
Sands Macao
Ferry Operations and Other
Macao Operations	11.4%	7.0%	11.7%

Marina Bay Sands	48.1%	41.7%	32.7%	30.4%

Total	24.9%	18.8%	18.6%
____________________

Note:	The information for the three months and year ended December 31, 2021 and 2020, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation held for sale.
(1)	Royalties were earned from foreign operations, which were previously included in the Las Vegas Operating Properties and will continue post-closing of the sale.
(2)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Loss from Continuing Operations to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net loss from continuing operations	$(315)	$(303)	$(1,469)	$(1,900)
Add (deduct):
Income tax expense (benefit)	14	28	(5)	24
Loss on modification or early retirement of debt	—	—	137	—
Other (income) expense	12	10	31	(19)
Interest expense, net of amounts capitalized	152	147	621	523
Interest income	(1)	(1)	(4)	(21)
Loss on disposal or impairment of assets	9	11	27	73
Amortization of leasehold interests in land	14	14	56	55
Depreciation and amortization	266	252	1,041	997
Development expense	50	—	109	18
Pre-opening expense	4	5	19	19
Stock-based compensation (1)	4	5	12	15
Corporate expense	42	23	211	168
Consolidated Adjusted Property EBITDA	$251	$191	$786	$(48)

Hold-normalized casino revenue (2)	(15)	47
Hold-normalized casino expense (2)	(2)	(22)
Consolidated Hold-Normalized Adjusted Property EBITDA	$234	$216
____________________

Note:
The information for the three months and year ended December 31, 2021 and 2020, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation held for sale.

(1)
During the three months ended December 31, 2021 and 2020, the company recorded stock-based compensation expense of $10 million and $8 million, respectively, of which $6 million and $3 million, respectively, is included in corporate expense on the company's condensed consolidated statements of operations. During the years ended December 31, 2021 and 2020, the company recorded stock-based compensation expense of $27 million and $27 million, respectively, of which $15 million and $12 million, respectively, is included in corporate expense on the company's condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended December 31, 2021

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$74	$24	$(9)	$89
Marina Bay Sands	177	(39)	7	145
	$251	$(15)	$(2)	$234

	Three Months Ended December 31, 2020

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$47	$44	$(21)	$70
Marina Bay Sands	144	3	(1)	146
	$191	$47	$(22)	$216
____________________

Note:	The information for the three months and year ended December 31, 2021 and 2020, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation held for sale.
(1)	For Macao Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.30%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.15% to 3.45%. The prior year non-GAAP measurement for our Macao Operations and Marina Bay Sands has also been adjusted to conform to the current period presentation.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.
(2)	Represents the estimated expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the casino revenue adjustment calculated in (1) above.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Loss Attributable to LVS to Adjusted Net Loss and Hold-Normalized Adjusted Net Loss:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net loss attributable to LVS	$(123)	$(299)	$(961)	$(1,685)

Pre-opening expense	4	5	19	19
Development expense	50	—	109	18
Loss on disposal or impairment of assets	9	11	27	73
Other (income) expense	12	10	31	(19)
Loss on modification or early retirement of debt	—	—	137	—
(Income) loss from discontinued operations, net of income taxes	(118)	73	(193)	243
Income tax impact on net income adjustments (1)	3	1	(11)	(4)
Noncontrolling interest impact on net income adjustments	(6)	(5)	(61)	(20)
Adjusted net loss from continuing operations attributable to LVS	$(169)	$(204)	$(903)	$(1,375)

Hold-normalized casino revenue (2)	(15)	47
Hold-normalized casino expense (2)	(2)	(22)
Income tax impact on hold adjustments (1)	5	—
Noncontrolling interest impact on hold adjustments	(5)	(7)
Hold-normalized adjusted net loss from continuing operations attributable to LVS	$(186)	$(186)

The following is a reconciliation of Diluted Loss per Share to Adjusted Loss per Diluted Share and Hold-Normalized Adjusted Loss per Diluted Share:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Per diluted share of common stock:
Net loss attributable to LVS	$(0.17)	$(0.40)	$(1.26)	$(2.21)

Pre-opening expense	0.01	0.01	0.02	0.03
Development expense	0.07	—	0.14	0.02
Loss on disposal or impairment of assets	0.01	0.01	0.04	0.11
Other (income) expense	0.02	0.01	0.04	(0.03)
Loss on modification or early retirement of debt	—	—	0.18	—
(Income) loss from discontinued operations, net of income taxes	(0.15)	0.10	(0.25)	0.32
Income tax impact on net income adjustments	—	—	(0.01)	(0.01)
Noncontrolling interest impact on net income adjustments	(0.01)	—	(0.08)	(0.03)
Adjusted loss per diluted share from continuing operations	$(0.22)	$(0.27)	$(1.18)	$(1.80)

Hold-normalized casino revenue	(0.02)	0.07
Hold-normalized casino expense	—	(0.03)
Income tax impact on hold adjustments	0.01	—
Noncontrolling interest impact on hold adjustments	(0.01)	(0.01)
Hold-normalized adjusted loss per diluted share from continuing operations	$(0.24)	$(0.24)

Weighted average diluted shares outstanding	764	764	764	764
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(2)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$3,679	$4,349	$4,625	$2,729
Slot machine win per unit per day (2)	$156	$219	$162	$129
Average number of table games	634	695	629	631
Average number of slot machines	1,368	884	1,216	954

The Londoner Macao:
Table games win per unit per day (1)	$2,600	$2,248	$2,869	$1,840
Slot machine win per unit per day (2)	$92	$111	$101	$119
Average number of table games	478	342	475	329
Average number of slot machines	1,155	545	998	563

The Parisian Macao:
Table games win per unit per day (1)	$1,928	$3,464	$2,793	$2,409
Slot machine win per unit per day (2)	$62	$143	$73	$105
Average number of table games	273	266	270	271
Average number of slot machines	1,066	768	960	776

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day (1)	$6,506	$5,201	$7,544	$3,873
Slot machine win per unit per day (2)	$46	$(42)	$57	$91
Average number of table games	142	173	142	164
Average number of slot machines	167	18	117	52

Sands Macao:
Table games win per unit per day (1)	$1,556	$1,954	$2,139	$2,004
Slot machine win per unit per day (2)	$44	$80	$83	$88
Average number of table games	157	160	155	166
Average number of slot machines	695	551	608	549

Marina Bay Sands:
Table games win per unit per day (1)	$3,828	$2,490	$3,262	$4,319
Slot machine win per unit per day (2)	$649	$943	$756	$757
Average number of table games	514	604	549	605
Average number of slot machines	1,967	1,714	1,913	1,861

Las Vegas Operating Properties(3):
Table games win per unit per day (1)	$4,965	$1,797	$3,913	$2,896
Slot machine win per unit per day (2)	$614	$348	$555	$351
Average number of table games	190	194	188	199
Average number of slot machines	1,731	1,432	1,609	1,532
____________________

Note:	These casino statistics exclude table games and slot machines shutdown due to social distancing measures or closure of the gaming facilities implemented as a result of the COVID-19 pandemic.
(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(3)	The Las Vegas Operating Properties are classified as a discontinued operation held for sale.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	December 31,
(Dollars in millions)	2021	2020	$ Change	Change
Revenues:
Casino	$195	$243	$(48)	(19.8)%
Rooms	16	21	(5)	(23.8)%
Food and Beverage	5	6	(1)	(16.7)%
Mall	51	51	—	—%
Convention, Retail and Other	5	6	(1)	(16.7)%
Net Revenues	$272	$327	$(55)	(16.8)%

Adjusted Property EBITDA	$67	$73	$(6)	(8.2)%
EBITDA Margin %	24.6%	22.3%		2.3	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$890	$1,209	$(319)	(26.4)%
Rolling Chip Win %(1)	3.36%	3.31%		0.05	pts

Non-Rolling Chip Drop	$695	$975	$(280)	(28.7)%
Non-Rolling Chip Win %	26.6%	24.4%		2.2	pts

Slot Handle	$466	$444	$22	5.0%
Slot Hold %	4.2%	4.0%		0.2	pts

Hotel Statistics

Occupancy %	44.2%	49.3%		(5.1)	pts
Average Daily Rate (ADR)	$156	$167	$(11)	(6.6)%
Revenue per Available Room (RevPAR)	$69	$82	$(13)	(15.9)%

____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2020 and 2021. Rooms utilized to house team members due to travel restrictions were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	December 31,
(Dollars in millions)	2021	2020	$ Change	Change
Revenues:
Casino	$92	$63	$29	46.0%
Rooms	21	13	8	61.5%
Food and Beverage	8	5	3	60.0%
Mall	13	13	—	—%
Convention, Retail and Other	5	1	4	400.0%
Net Revenues	$139	$95	$44	46.3%

Adjusted Property EBITDA	$(23)	$(34)	$11	(32.4)%
EBITDA Margin %

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$759	$—	$759
Rolling Chip Win %(1)	2.60%

Non-Rolling Chip Drop	$408	$291	$117	40.2%
Non-Rolling Chip Win %	23.2%	24.3%		(1.1)	pts

Slot Handle	$254	$118	$136	115.3%
Slot Hold %	3.9%	4.7%		(0.8)	pts

Hotel Statistics

Occupancy %	41.5%	22.2%		19.3	pts
Average Daily Rate (ADR)	$166	$151	$15	9.9%
Revenue per Available Room (RevPAR)	$69	$34	$35	102.9%
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2020 and 2021. Rooms utilized for government quarantine purposes and to house team members due to travel restrictions were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	December 31,
(Dollars in millions)	2021	2020	$ Change	Change
Revenues:
Casino	$41	$69	$(28)	(40.6)%
Rooms	13	15	(2)	(13.3)%
Food and Beverage	4	5	(1)	(20.0)%
Mall	9	11	(2)	(18.2)%
Convention, Retail and Other	—	1	(1)	(100.0)%
Net Revenues	$67	$101	$(34)	(33.7)%

Adjusted Property EBITDA	$(14)	$(7)	$(7)	100.0%
EBITDA Margin %

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$181	$534	$(353)	(66.1)%
Rolling Chip Win %(1)	(4.77)%	(1.40)%		(3.37)	pts

Non-Rolling Chip Drop	$242	$404	$(162)	(40.1)%
Non-Rolling Chip Win %	23.5%	22.8%		0.7	pts

Slot Handle	$167	$268	$(101)	(37.7)%
Slot Hold %	3.6%	3.8%		(0.2)	pts

Hotel Statistics

Occupancy %	50.8%	50.0%		0.8	pts
Average Daily Rate (ADR)	$119	$132	$(13)	(9.8)%
Revenue per Available Room (RevPAR)	$60	$66	$(6)	(9.1)%
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2020 and 2021. Rooms utilized to house team members due to travel restrictions were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	December 31,
(Dollars in millions)	2021	2020	$ Change	Change
Revenues:
Casino	$65	$58	$7	12.1%
Rooms	11	11	—	—%
Food and Beverage	5	5	—	—%
Mall	59	40	19	47.5%
Net Revenues	$140	$114	$26	22.8%

Adjusted Property EBITDA	$63	$38	$25	65.8%
EBITDA Margin %	45.0%	33.3%		11.7	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$386	$1,070	$(684)	(63.9)%
Rolling Chip Win %(1)	1.97%	1.76%		0.21	pts

Non-Rolling Chip Drop	$265	$274	$(9)	(3.3)%
Non-Rolling Chip Win %	29.1%	23.3%		5.8	pts

Slot Handle	$13	$—	$13
Slot Hold %	5.3%

Hotel Statistics

Occupancy %	43.9%	42.0%		1.9	pts
Average Daily Rate (ADR)	$437	$449	$(12)	(2.7)%
Revenue per Available Room (RevPAR)	$192	$189	$3	1.6%
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2020 and 2021. Rooms utilized to house team members due to travel restrictions were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	December 31,
(Dollars in millions)	2021	2020	$ Change	Change
Revenues:
Casino	$21	$27	$(6)	(22.2)%
Rooms	3	3	—	—%
Food and Beverage	1	2	(1)	(50.0)%
Net Revenues	$25	$32	$(7)	(21.9)%

Adjusted Property EBITDA	$(17)	$(18)	$1	(5.6)%
EBITDA Margin %

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$120	$506	$(386)	(76.3)%
Rolling Chip Win %(1)	3.65%	1.15%		2.50	pts

Non-Rolling Chip Drop	$91	$127	$(36)	(28.3)%
Non-Rolling Chip Win %	19.8%	18.1%		1.7	pts

Slot Handle	$140	$129	$11	8.5%
Slot Hold %	2.0%	3.1%		(1.1)	pts

Hotel Statistics

Occupancy %	67.0%	69.6%		(2.6)	pts
Average Daily Rate (ADR)	$139	$141	$(2)	(1.4)%
Revenue per Available Room (RevPAR)	$93	$98	$(5)	(5.1)%
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2020 and 2021. Rooms utilized to house team members due to travel restrictions were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	December 31,
(Dollars in millions)	2021	2020	$ Change	Change
Revenues:
Casino	$237	$229	$8	3.5%
Rooms	40	36	4	11.1%
Food and Beverage	28	32	(4)	(12.5)%
Mall	49	39	10	25.6%
Convention, Retail and Other	14	9	5	55.6%
Net Revenues	$368	$345	$23	6.7%

Adjusted Property EBITDA	$177	$144	$33	22.9%
EBITDA Margin %	48.1%	41.7%		6.4	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,318	$1,257	$61	4.9%
Rolling Chip Win %(1)	6.32%	3.09%		3.23	pts

Non-Rolling Chip Drop	$814	$556	$258	46.4%
Non-Rolling Chip Win %	12.0%	17.9%		(5.9)	pts

Slot Handle	$2,876	$3,315	$(439)	(13.2)%
Slot Hold %	4.1%	4.5%		(0.4)	pts

Hotel Statistics (2)

Occupancy %	79.1%	69.0%		10.1	pts
Average Daily Rate (ADR)	$259	$229	$30	13.1%
Revenue per Available Room (RevPAR)	$205	$158	$47	29.7%
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2020 and 2021. Rooms utilized for government quarantine purposes were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).
(2)
During the three months ended December 31, 2021, total available rooms decreased 16% compared to the three months ended December 31, 2020, primarily due to rooms under construction for renovation purposes.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Discontinued Operation Held for Sale
(Unaudited)

	Three Months Ended
Las Vegas Operating Properties(1)	December 31,
(Dollars in millions)	2021	2020	$ Change	Change
Revenues:
Casino	$139	$53	$86	162.3%
Rooms	160	41	119	290.2%
Food and Beverage	90	22	68	309.1%
Convention, Retail and Other(2)	54	15	39	260.0%
Net Revenues	$443	$131	$312	238.2%

Adjusted Property EBITDA	$154	$(50)	$204
EBITDA Margin %	34.8%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$493	$289	$204	70.6%
Table Games Win %(3)	17.6%	11.1%		6.5	pts

Slot Handle	$1,148	$569	$579	101.8%
Slot Hold %	8.5%	8.1%		0.4	pts

Hotel Statistics

Occupancy %	100.3%	43.9%		56.4	pts
Average Daily Rate (ADR)	$247	$185	$62	33.5%
Revenue per Available Room (RevPAR)	$247	$81	$166	204.9%
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2020. Rooms within the property’s Venezia tower and Palazzo tower that were closed during the three months ended December 31, 2020, were excluded from the calculation of hotel statistics above.
(1)	In March 2021, LVS entered into definitive agreements to sell its Las Vegas real property and operations and as a result have been classified as a discontinued operation held for sale.
(2)	Prior year amounts have been adjusted to conform to the current period presentation, which excludes intercompany royalties as these will continue post-closing of the sale. See Exhibit 2.
(3)	This compares to our expected Baccarat win percentage of 18.0% to 26.0% and our expected non-Baccarat win percentage of 16.0% to 24.0% (calculated before discounts).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For The Three Months Ended December 31, 2021					TTM December 31, 2021
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$50	$45	90.0%	814,784	79.7%	$1,348

Shoppes at Four Seasons
Luxury Retail	43	41	95.3%	125,466	100.0%	9,150
Other Stores	16	15	93.8%	118,742	88.2%	2,700
Total	59	56	94.9%	244,208	94.3%	6,300

Shoppes at Londoner(3)	13	10	76.9%	532,175	54.4%	1,462

Shoppes at Parisian	9	8	88.9%	296,322	74.5%	648

Total Cotai Strip in Macao	131	119	90.8%	1,887,489	73.7%	2,154

The Shoppes at Marina Bay Sands	49	43	87.8%	622,362	98.2%	1,614

Total	$180	$162	90.0%	2,509,851	79.7%	$1,991
____________________

Note:
This table excludes the results of our mall operations at Sands Macao. As a result of the COVID-19 pandemic, tenants were provided rent concessions of $8 million at our Macao properties and $4 million at Marina Bay Sands.

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)	The Shoppes at Londoner will feature more than 600,000 square feet of gross leasable area at completion of all phases of the renovation, rebranding and expansion to The Londoner Macao.